Exhibit 99.2

For Immediate Release	For more information, contact Media Relations Media.Relations@CenterPointEnergy.com Investor Relations Jackie Richert Phone: 713.207.6500

CenterPoint Energy completes sale of its Arkansas and Oklahoma natural gas distribution businesses to Summit Utilities

Houston – January 10, 2022 – CenterPoint Energy, Inc. (NYSE: CNP) today announced that it has successfully completed the previously announced sale of its natural gas distribution utilities in Arkansas and Oklahoma to Summit Utilities, Inc. The assets include approximately 17,000 miles of main pipeline in Arkansas, Oklahoma and Texarkana, serving more than 500,000 residential and business customers.

The transaction received all necessary federal and state regulatory approvals, including from the Arkansas Public Service Commission, Oklahoma Corporation Commission and Federal Energy Regulatory Commission. Summit will immediately assume responsibility for serving CenterPoint Energy’s former customers in Arkansas, Oklahoma and Texarkana.

CenterPoint Energy Executive Vice President, Utility Operations Scott Doyle said, “We want to thank our employees and those of Summit for the successful completion of this transaction. We will be working together for a seamless transition for the benefit of the customers throughout the service territories.”

CenterPoint Energy President and CEO Dave Lesar said “Completing the sale of these natural gas distribution businesses will help us achieve a number of our strategic goals including efficiently funding our long-term capital investment plans across our regulated utility businesses without issuing external equity, driving industry leading rate base growth, and allowing us to focus our efforts on executing our plan across fewer jurisdictions.”

Lesar added, “At our recent Analyst Day, we outlined a pathway towards becoming a premium utility, including an updated five-year capital plan of more than $18 billion, as well as a first-ever 10-year capital plan of more than $40 billion to serve our growing customer base. These investments will be dedicated to safety, reliability, growth and enabling clean energy investments to benefit our customers and investors.”

About CenterPoint Energy, Inc.

As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that, after the closing of the Arkansas/Oklahoma transaction, serve nearly 7 million metered customers in Indiana, Louisiana, Minnesota, Mississippi, Ohio and Texas. As of September 30, 2021, the company owned approximately $37 billion in assets. With approximately 9,000 total employees after the closing of the Arkansas/Oklahoma transaction, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

For Immediate Release	For more information, contact Media Relations Media.Relations@CenterPointEnergy.com Investor Relations Jackie Richert Phone: 713.207.6500

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future events, such as CenterPoint Energy’s capital investments, rate base growth and its ability to achieve it, financing plans (including future equity issuances), and future financial performance and results of operations and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the impact of COVID-19; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory and legislative decisions; (5) effects of competition; (6) weather variations; (7) changes in business plans; and (8) other factors, risks and uncertainties discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, CenterPoint Energy’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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